Investor Relations:	Deborah Abraham Director, Investor Relations (212) 287-8289

FOR IMMEDIATE RELEASE

WARNACO COMPLETES ACQUISITION OF LICENSED CALVIN KLEIN®
BUSINESSES IN EUROPE AND ASIA

NEW YORK — January 31, 2006 — The Warnaco Group, Inc. (NASDAQ: WRNC) announced today that it has completed its acquisition of 100% of the shares of the companies that operate the licenses and related wholesale and retail businesses of Calvin Klein® jeans and accessories in Europe and Asia and the CK Calvin Klein ‘‘bridge’’ line of sportswear and accessories in Europe.

Based in Florence, Italy, these businesses will be headed by Gaetano Sallorenzo, who recently joined Warnaco as President and CEO of Calvin Klein jeans and sportswear for Europe and Asia. The acquired businesses had revenues of approximately $250 million (based on average exchange rates) for fiscal 2005 and are expected to be accretive to Warnaco’s earnings this year.

ABOUT WARNACO

The Warnaco Group, Inc., headquartered in New York, is a leading apparel company engaged in the business of designing, marketing and selling intimate apparel, menswear, jeanswear, swimwear, men's and women's sportswear and accessories under such owned and licensed brands as Warner's®, Olga®, Lejaby®, Body Nancy Ganz®, Speedo®, Anne Cole®, Op®, Ocean Pacific®, Cole of California® and Catalina® as well as Chaps® sportswear and denim, J. Lo by Jennifer Lopez® lingerie, Nautica® swimwear, Michael Kors® swimwear and Calvin Klein® men's and women's underwear, men's, women's, junior women's and children's jeans and women's and juniors' swimwear.

FORWARD-LOOKING STATEMENTS

This press release, as well as certain other written, electronic and oral disclosure made by the Company from time to time, contains ‘‘forward-looking statements’’ within the meaning of Rule 3b-6 under the Securities Exchange Act of 1934, as amended, Rule 175 under the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements involve risks and uncertainties and reflect, when made, the Company's estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations, both with respect to its existing businesses and the businesses it has agreed to acquire. Actual results may differ materially from anticipated results or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words ‘‘believe,’’ ‘‘anticipate,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘project,’’ ‘‘scheduled to,’’ ‘‘seek,’’ ‘‘should,’’ ‘‘will be,’’ ‘‘will continue,’’ ‘‘will likely result,’’ or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies.

The following factors, among others and in addition to those described in the Company's reports filed with the SEC (including, without limitation, those described under the heading ‘‘Statement Regarding Forward-Looking Disclosure,’’ as it may be modified or supplemented from time to time, in such reports), could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by it: economic conditions that affect the apparel industry; the Company's failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences; further declines in prices in the apparel industry; declining sales resulting from increased competition in the Company's markets; increases in the prices of raw materials; events which result in difficulty in procuring or producing the Company's products on a cost-effective basis; the effect of laws and regulations, including those relating to labor, workplace and the environment; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; the Company's ability to protect its intellectual property or the costs incurred by the Company related thereto; the Company's dependence on a limited number of customers; the Company's dependence on the reputation of its brand names; the Company's exposure to conditions in overseas markets in connection with the Company's foreign operations and the sourcing of products from foreign third-party vendors; the Company's foreign currency exposure; unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; the sufficiency of cash to fund operations, including capital expenditures; the limitations on purchases under the Company's share repurchase program contained in the Company's debt instruments, the number of shares that the Company purchases under such program and the prices paid for such shares; the businesses the Company has acquired not generating the level of revenues anticipated; the Company failing to successfully integrate such businesses with its existing businesses, and as a result not achieving all or a substantial portion of the anticipated benefits of the acquisition; and such businesses being adversely affected by one or more of the factors relating to the apparel industry described above and thereby failing to achieve anticipated revenues and earnings growth.

In addition, the Company encourages investors to read the discussion of the Company's critical accounting policies under ‘‘Management's Discussion and Analysis of Financial Condition and Results of Operations — Discussion of Critical Accounting Policies’’ contained in the Company's Annual Report on Form 10-K for the year ended January 1, 2005, as such discussion may be modified or supplemented by subsequent reports that the Company files with the SEC. The discussion in this press release is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company's ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.